Exhibit 3.3

CERTIFICATE OF MERGER
FOR THE MERGER OF
LTCM MERGER SUB, INC.
WITH AND INTO
IRHYTHM TECHNOLOGIES, INC.

January 12, 2026

__________________________________________________

Pursuant to Section 251 of the
General Corporation Law of the State of Delaware

__________________________________________________

iRhythm Technologies, Inc., a Delaware corporation (the “Company”), does hereby certify to the following facts relating to the merger (the “Merger”) of LTCM Merger Sub, Inc., a Delaware corporation (“Merger Sub”), with and into the Company, with the Company continuing as the surviving corporation of the Merger (the “Surviving Corporation”):

FIRST:	The Company and Merger Sub are the only constituent corporations in the Merger, and each is a corporation incorporated pursuant to the laws of the State of Delaware.
SECOND:	An Agreement and Plan of Merger and Reorganization, dated as of January 12, 2026 (the “Merger Agreement”), by and among the Company, Merger Sub and LTCM Holdings, Inc., a Delaware corporation, has been approved, adopted, executed and acknowledged by the Company and by Merger Sub in accordance with Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), including, in the case of the Company, Section 251(g) of the DGCL (and, with respect to Merger Sub, by the written consent of its sole stockholder in accordance with Section 228 of the DGCL).
THIRD:	The name of the Surviving Corporation of the Merger shall be iRhythm Technologies, Inc.
FOURTH:	Upon the effectiveness of the filing of this Certificate of Merger, the Restated Certificate of Incorporation of the Company shall be amended and restated by reason of the Merger to read in its entirety as set forth in Exhibit A attached hereto and, as so amended and restated, shall continue as the certificate of incorporation of the Surviving Corporation until further amended in accordance with the provisions of the DGCL.
FIFTH:	The Surviving Corporation shall be a corporation formed and existing under the laws of the State of Delaware.
SIXTH:	The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation at 669 8th St., Suite 600, San Francisco, CA 94103.
SEVENTH:	A copy of the executed Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation of the Merger.
EIGHTH:	The Merger shall become effective immediately upon filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, iRhythm Technologies, Inc. has caused this Certificate of Merger to be executed in its corporate name by its duly authorized officer as of the date first above written.

IRHYTHM TECHNOLOGIES, INC.

By:	/s/ Quentin Blackford
Name:	Quentin Blackford
Title:	Chief Executive Officer

[Signature Page to Certificate of Merger]

EXHIBIT A

CERTIFICATE OF INCORPORATION OF
irhythm technologies, INC.